Service Corporation International Announces Strong First Quarter 2015 Financial Results

- Conference call on Thursday, April 30, 2015, at 9:00 a.m. Central Time.

HOUSTON, April 29, 2015 /PRNewswire/ -- Service Corporation International (NYSE: SCI), the largest provider of deathcare products and services in North America, today reported results for the first quarter 2015. Our unaudited consolidated financial statements can be found at the end of this press release. The table below summarizes our key financial results:

(In millions, except for per share amounts)	Three Months Ended March 31,
	2015	2014
Revenues	$748.1	$745.5
Operating income	$141.1	$107.4
Net income attributable to common stockholders	$61.4	$41.1
Diluted earnings per share	$0.30	$0.19
Earnings from continuing operations excluding special items(1)	$65.6	$60.6
Diluted earnings per share from continuing operations excluding special items(1)	$0.32	$0.28
Diluted weighted average shares outstanding	207.8	217.2
Net cash provided by operating activities	$188.8	$127.9
Net cash provided by operating activities excluding special items(1)	$197.8	$163.7

(1)

Earnings from continuing operations excluding special items, diluted earnings per share from continuing operations excluding special items, and net cash provided by operating activities excluding special items are non-GAAP financial measures. A reconciliation to net income, diluted earnings per share, and net cash provided by operating activities computed in accordance with GAAP can be found later in this press release under the headings "Cash Flow and Capital Spending" and "Non-GAAP Financial Measures".

Quarterly Highlights:

  Diluted earnings per share from continuing operations excluding special items rose 14.3% to $0.32 in the first quarter of 2015 driven by an increase in both funeral and cemetery gross profits.
  Consolidated funeral gross profit grew $5.3 million in the first quarter of 2015 while the gross margin percentage increased to 24.5% from 23.4%. Higher gross profits driven by an increase in comparable funeral services performed more than offset the loss of $7.7 million in gross profits contributed by properties that have been subsequently divested.
  Consolidated cemetery gross profit increased $6.5 million in the first quarter of 2015 while the gross margin percentage increased to 22.2% from 19.8%. Higher gross profits driven by an increase in comparable preneed cemetery property sales more than offset the loss of $2.0 million in gross profits contributed by properties that have been subsequently divested.
  Net cash provided by operating activities excluding special items increased 20.8% to $197.8 million in the first quarter of 2015 compared to $163.7 million in the prior year quarter as a result of the increases in funeral and cemetery gross profits coupled with a decrease in cash taxes.
  During the first quarter, we returned $93.6 million to our shareholders through a combination of share repurchases and dividends.

Tom Ryan, the Company's President and Chief Executive Officer, commented on the first quarter of 2015:
"We are very proud of the operating performance during the first quarter evidenced by a 14% improvement in normalized earnings per share and a 21% improvement in adjusted operating cash flow. Robust preneed cemetery sales production and a meaningful increase in funeral services performed drove earnings ahead of our expectations. We have great momentum coming off of this outstanding performance and remain confident in our annual earnings and cash flow guidance previously provided. Further, we are confident that our solid operating platform and healthy financial position will allow us to actively pursue our growth strategies and continue our focus on increasing shareholder value."

REVIEW OF RESULTS FOR FIRST QUARTER 2015

Consolidated Segment Results
(See definitions of revenue line items later in this earnings release.)

(In millions, except funeral services performed and average revenue per funeral service)	Three Months Ended March 31,
	2015	2014
Funeral
Funeral atneed revenue	$296.1	$292.3
Funeral matured preneed revenue	155.5	162.4
Core funeral revenues	451.6	454.7
Funeral recognized preneed revenue	23.1	21.7
Other funeral revenue	32.9	32.6
Total funeral revenues	$507.6	$509.0

Gross profit	$124.6	$119.3
Gross margin percentage	24.5%	23.4%

Funeral services performed	87,310	88,064
Average revenue per funeral service	$5,173	$5,163
Average revenue per funeral service, excluding the impact of foreign currency fluctuations	$5,270	$5,202

Cemetery
Cemetery atneed revenue	$75.5	$76.3
Cemetery recognized preneed revenue	131.8	126.4
Other cemetery revenue	33.2	33.8
Total cemetery revenues	$240.5	$236.5

Gross profit	$53.3	$46.8
Gross margin percentage	22.2%	19.8%

Comparable Funeral Results

The table below details comparable funeral results of operations ("same store") for the three months ended March 31, 2015 and 2014 and now includes the results of Stewart Enterprises. We consider comparable operations to be those owned for the entire period beginning January 1, 2014 and ending March 31, 2015.

(Dollars in millions, except average revenue per funeral service and average revenue per contract sold)	Three Months Ended March 31,
	2015	2014
Comparable funeral revenue:
Atneed revenue(1)	$295.0	$278.8
Matured preneed revenue(2)	155.3	152.9
Core funeral revenues(3)	450.3	431.7
Recognized preneed revenue(4)	22.8	21.5
Other funeral revenue(5)	33.0	31.7
Total comparable funeral revenues	$506.1	$484.9

Comparable gross profit	$125.6	$111.6
Comparable gross margin percentage	24.8%	23.0%

Comparable funeral services performed	86,957	83,513
Comparable average revenue per funeral service	$5,178	$5,169
Comparable average revenue per funeral service, excluding the impact of foreign currency fluctuations	$5,275	$5,216
Comparable preneed funeral sales production:
Sales excluding terminally imminent contracts	$176.8	$169.4
Sales - terminally imminent contracts	16.8	36.2
Total preneed funeral sales	$193.6	$205.6

Total preneed funeral contracts sold	42,662	44,846

Average revenue per contract sold	$4,539	$4,585

(1)	Funeral atneed revenue represents merchandise and funeral services sold once death has occurred.
(2)	Funeral matured preneed revenue represents merchandise and services primarily sold on a preneed contract but delivered and/or performed once death has occurred.
(3)	Core funeral revenue represents merchandise and funeral services recognized once death has occurred.
(4)	Funeral recognized preneed revenue represents merchandise and travel protection insurance sold on a preneed contract and delivered before a death has occurred.
(5)

Other funeral revenue consists primarily of General Agency revenues, which are commissions we receive from third-party insurance companies for life insurance policies sold to preneed customers for the purpose of funding preneed funeral arrangements.

  Comparable funeral revenues increased $21.2 million mainly driven by a 4.1% increase in funeral services performed, which was partially a result of a strong flu season. Additionally we experienced a $1.3 million increase in recognized preneed revenues.
  Comparable average revenue per funeral service grew 0.2%. Excluding an unfavorable Canadian currency impact, the average revenue per funeral service grew 1.1%. Our comparable cremation rate was essentially flat.
  Comparable funeral gross profit increased $14.0 million, or 12.5% and the gross margin percentage increased 180 basis points to 24.8%. The improvements were led by the strong revenue increase described above as incremental revenue drove gross margin percentage improvement due to the high fixed cost nature of our business.
  Preneed funeral sales production, excluding terminally imminent contracts in both periods, increased $7.4 million for the quarter or 4.4%. A terminally imminent contract is used when a family chooses to make arrangements several weeks or a few months in advance of need. In mid-2014, we changed our policy for serving terminally imminent contracts as they are now predominately recorded directly into atneed sales instead of recorded as preneed sales that quickly convert into atneed business.

Comparable Cemetery Results

The table below details comparable cemetery results of operations ("same store") for the three months ended March 31, 2015 and 2014 and now include the results of Stewart Enterprises. We consider comparable operations to be those owned for the entire period beginning January 1, 2014 and ending March 31, 2015.

(Dollars in millions)	Three Months Ended March 31,
	2015	2014
Comparable cemetery revenue:
Atneed revenue(1)	$75.0	$70.1
Recognized preneed revenue(2)	131.6	119.8
Other cemetery revenue(3)	33.1	32.2
Total comparable cemetery revenues	$239.7	$222.1

Comparable gross profit	$53.5	$44.8
Comparable gross margin percentage	22.3%	20.2%

Comparable preneed and atneed cemetery sales production:
Property	$145.4	$131.2
Merchandise and services	128.2	109.9
Discounts	(26.8)	(24.4)
Preneed and atneed cemetery sales production	$246.8	$216.7
Recognition rate (4)	84%	88%

(1)	Cemetery atneed revenue represents property, merchandise, and services sold once death has occurred.
(2)	Cemetery recognized preneed revenue represents property sold on a preneed contract and merchandise and services sold on a preneed contract that have been delivered or performed.
(3)

Other cemetery revenue is primarily related to cemetery merchandise and service trust fund income, endowment care trust fund income, royalty income, and interest and finance charges earned from customer receivables on preneed installment contracts.

(4)	Represents the ratio of current period atneed and recognized preneed revenue recognition stated as a percentage of current period sales production.

  Comparable cemetery revenues grew $17.6 million or 7.9%. The increase was primarily driven by strong preneed cemetery property sales which increased $11.4 million or 11.7%.
  Total preneed cemetery sales production increased $25.2 million or 17.5% in the current quarter compared to the same period last year.
  Comparable cemetery gross profit increased $8.7 million and the adjusted gross margin percentage increased 210 basis points to 22.3% in the current quarter. The gross profit improvement was driven by the strong revenue increases, which were partially offset by higher selling costs associated with the higher preneed sales production.

Other Financial Results

General and administrative expenses decreased $20.8 million to $35.1 million. The current year quarter included $2.9 million of acquisition and integration costs and $0.8 million of system integration costs. The prior year quarter included $16.0 million of costs related to the acquisition of Stewart, $11.1 million in legal settlement and defense fees, and $2.9 million of system integration costs. Excluding these costs in both periods, general and administrative expenses increased $5.6 million over the prior period which was primarily due to the permanent costs associated with the increased scale of the combined SCI and Stewart entity and increased incentive compensation costs tied to total shareholder return.

Cash Flow and Capital Spending

Set forth below is a reconciliation of our reported net cash provided by operating activities prepared in accordance with GAAP to net cash provided by operating activities excluding special items (or sometimes referred to as adjusted operating cash flow). We do not intend for this information to be considered in isolation or as a substitute for other measures of performance prepared in accordance with GAAP.

(In millions)	Three Months Ended March 31,
	2015	2014
Net cash provided by operating activities, as reported	$188.8	$127.9
Acquisition and transition costs	3.0	28.6
Excess tax benefits from share-based awards	5.5	6.7
Other	0.5	0.5
Net cash provided by operating activities excluding special items	$197.8	$163.7

  Net cash provided by operating activities excluding special items increased $34.1 million to $197.8 million for the first quarter due primarily to the increase in gross profits and higher cash receipts on strong preneed sales activity. Additionally, we incurred $10.7 million less in cash tax payments.
  A summary of our capital expenditures is set forth below:
(In millions)	Three Months Ended March 31,
	2015	2014
Capital improvements at existing locations	$17.2	$11.8
Development of cemetery property	9.4	10.3
Construction of new funeral home facilities	1.7	2.8
Total capital expenditures	$28.3	$24.9

TRUST FUND RETURNS

Total trust fund returns include realized and unrealized gains and losses and dividends. A summary of our consolidated trust fund returns for the three ended March 31, 2015 is set forth below:

Three Months
Preneed funeral	2.2%
Preneed cemetery	2.5%
Cemetery perpetual care	1.7%
Combined trust funds	2.2%

NON-GAAP FINANCIAL MEASURES

Earnings from continuing operations excluding special items and diluted earnings per share from continuing operations excluding special items (or sometimes referred to as normalized earnings per share) shown above are non-GAAP financial measures. We believe these non-GAAP financial measures provide a consistent basis for comparison between quarters and better reflect the performance of our core operations, as they are not influenced by certain income or expense items not affecting continuing operations. We also believe these measures help facilitate comparisons to our competitors' operating results.

Set forth below is a reconciliation of our reported net income attributable to common stockholders to earnings from continuing operations excluding special items and our GAAP diluted earnings per share to diluted earnings per share from continuing operations excluding special items. We do not intend for this information to be considered in isolation or as a substitute for other measures of performance prepared in accordance with GAAP.

(In millions, except diluted EPS)	Three Months Ended March 31,
	2015		2014
	Net Income	Diluted EPS	Net Income	Diluted EPS
Net income attributable to common stockholders, as reported	$61.4	$0.30	$41.1	$0.19
After-tax reconciling items:
Impact of divestitures and impairment charges, net	1.0	—	1.3	0.01
Acquisition and transition costs	1.8	0.01	10.1	0.05
Legal settlements and defense fees	—	—	7.1	0.03
Change in certain tax reserves and other	1.4	0.01	1.0	—
Earnings from continuing operations and diluted earnings per share excluding special items	$65.6	$0.32	$60.6	$0.28

Diluted weighted average shares outstanding (in thousands)		207,752		217,231

Conference Call and Webcast

We will host a conference call on Thursday, April 30, 2015, at 9:00 a.m. Central Time. A question and answer session will follow a brief presentation made by management. The conference call dial-in number is (847) 619-6548 with the passcode of 39466929. The conference call will also be broadcast live via the Internet and can be accessed through our website at www.sci-corp.com. A replay of the conference call will be available through May 14, 2015 and can be accessed at (630) 652-3042 with the passcode of 39466929#. Additionally, a replay of the conference call will be available on our website for approximately two weeks.

Cautionary Statement on Forward-Looking Statements

The statements in this press release that are not historical facts are forward-looking statements made in reliance on the "safe harbor" protections provided under the Private Securities Litigation Reform Act of 1995. These statements may be accompanied by words such as "believe," "estimate," "project," "expect," "anticipate," or "predict" that convey the uncertainty of future events or outcomes. These statements are based on assumptions that we believe are reasonable; however, many important factors could cause our actual results in the future to differ materially from the forward-looking statements made herein and in any other documents or oral presentations made by us, or on our behalf. Important factors, which could cause actual results to differ materially from those in forward-looking statements include, among others, the following:

  Our affiliated funeral and cemetery trust funds own investments in equity securities, fixed income securities, and mutual funds, which are affected by market conditions that are beyond our control.
  We may be required to replenish our affiliated funeral and cemetery trust funds in order to meet minimum funding requirements, which would have a negative effect on our earnings and cash flow.
  Our ability to execute our strategic plan depends on many factors, some of which are beyond our control.
  Our credit agreements contain covenants that may prevent us from engaging in certain transactions.
  If we lost the ability to use surety bonding to support our preneed funeral and preneed cemetery activities, we may be required to make material cash payments to fund certain trust funds.
  The funeral home and cemetery industry is competitive.
  Increasing death benefits related to preneed funeral contracts funded through life insurance or annuity contracts may not cover future increases in the cost of providing a price-guaranteed funeral service.
  The financial condition of third-party insurance companies that fund our preneed funeral contracts may impact our future revenues.
  Unfavorable results of litigation could have a material adverse impact on our financial statements.
  Unfavorable publicity could affect our reputation and business.
  If the number of deaths in our markets declines, our cash flows and revenues may decrease.
  If we are not able to respond effectively to changing consumer preferences, our market share, revenues, and profitability could decrease.
  The continuing upward trend in the number of cremations performed in North America could result in lower revenues and gross profit.
  Our funeral home and cemetery businesses are high fixed-cost businesses.
  Regulation and compliance could have a material adverse impact on our financial results.
  Cemetery burial practice claims could have a material adverse impact on our financial results.
  A number of years may elapse before particular tax matters, for which we have established accruals, are audited and finally resolved.
  Declines in overall economic conditions beyond our control could reduce future potential earnings and cash flows and could result in future impairments to goodwill and/or other intangible assets.
  Any failure to maintain the security of the information relating to our customers, their loved ones, our associates, and our vendors could damage our reputation, could cause us to incur substantial additional costs and to become subject to litigation, and could adversely affect our operating results.
  Our Canadian business exposes us to operational, economic, and currency risks.
  Our level of indebtedness could adversely affect our ability to raise additional capital to fund our operations, limit our ability to react to changes in the economy or our industry, and prevent us from fulfilling our obligations under our indebtedness.
  Failure to maintain effective internal control over financial reporting could adversely affect our results of operations, investor confidence, and our stock price.

For further information on these and other risks and uncertainties, see our Securities and Exchange Commission filings included in our 2014 Annual Report on Form 10-K. Copies of this document as well as other SEC filings can be obtained from our website at www.sci-corp.com. We assume no obligation to publicly update or revise any forward-looking statements made herein or any other forward-looking statements made by us, whether as a result of new information, future events or otherwise.

About Service Corporation International

Service Corporation International (NYSE: SCI), headquartered in Houston, Texas, is North America's leading provider of deathcare products and services. At March 31, 2015, we owned and operated 1,558 funeral homes and 465 cemeteries (of which 261 are combination locations) in 45 states, eight Canadian provinces, the District of Columbia, and Puerto Rico. Through our businesses, we market the Dignity Memorial® brand which offers assurance of quality, value, caring service, and exceptional customer satisfaction. For more information about Service Corporation International, please visit our website at www.sci-corp.com. For more information about Dignity Memorial®, please visit www.dignitymemorial.com.

For additional information contact:
Investors:	Debbie Young - Director / Investor Relations	(713) 525-9088
Media:	Marianne Gooch - Managing Director / Corporate Communications	(713) 525-9167

SERVICE CORPORATION INTERNATIONAL
CONSOLIDATED STATEMENT OF OPERATIONS

(In thousands, except per share amounts)

	Three Months Ended March 31,
	2015	2014
Revenues	$748,117	$745,495
Costs and expenses	(570,168)	(579,433)
Gross profit	177,949	166,062
General and administrative expenses	(35,055)	(55,830)
Losses on divestitures and impairment charges, net	(1,779)	(2,812)
Operating income	141,115	107,420
Interest expense	(42,939)	(44,996)
Other (expense) income, net	(58)	1,534
Income from continuing operations before income taxes	98,118	63,958
Provision for income taxes	(36,653)	(22,707)
Net income from continuing operations	61,465	41,251
Net income from discontinued operations	—	140
Net income	61,465	41,391
Net income attributable to noncontrolling interests	(90)	(289)
Net income attributable to common stockholders	$61,375	$41,102

Basic earnings per share	$0.30	$0.19
Basic weighted average number of shares	203,510	212,838

Diluted earnings per share	$0.30	$0.19
Diluted weighted average number of shares	207,752	217,231

SERVICE CORPORATION INTERNATIONAL
CONSOLIDATED BALANCE SHEET

(In thousands, except share amounts)

	March 31, 2015	December 31, 2014
ASSETS
Current assets:
Cash and cash equivalents	$217,129	$177,335
Receivables, net	108,394	109,050
Inventories	30,181	29,697
Other	54,234	80,774
Total current assets	409,938	396,856
Preneed funeral receivables, net and trust investments	1,831,365	1,843,023
Preneed cemetery receivables, net and trust investments	2,336,364	2,306,669
Cemetery property, at cost	1,740,380	1,739,216
Property and equipment, net	1,845,506	1,861,403
Goodwill	1,811,067	1,810,853
Deferred charges and other assets	626,356	624,248
Cemetery perpetual care trust investments	1,357,401	1,341,376
Total assets	$11,958,377	$11,923,644
LIABILITIES & EQUITY
Current liabilities:
Accounts payable and accrued liabilities	$459,788	$453,042
Current maturities of long-term debt	90,960	90,931
Income taxes	37,274	8,035
Total current liabilities	588,022	552,008
Long-term debt	2,962,676	2,963,794
Deferred preneed funeral revenues	544,290	540,164
Deferred preneed cemetery revenues	1,082,968	1,062,381
Deferred tax liability	440,257	448,824
Other liabilities	496,510	502,553
Deferred preneed funeral and cemetery receipts held in trust	3,157,920	3,148,884
Care trusts' corpus	1,344,178	1,327,658

Stockholders' Equity:
Common stock, $1 per share par value, 500,000,000 shares authorized, 206,586,471 and 205,458,331 shares issued, respectively, and 202,910,352 and 204,866,770 shares outstanding, respectively	202,910	204,867
Capital in excess of par value	1,165,894	1,186,304
Accumulated deficit	(72,771)	(81,859)
Accumulated other comprehensive income	36,797	59,414
Total common stockholders' equity	1,332,830	1,368,726
Noncontrolling interests	8,726	8,652
Total equity	1,341,556	1,377,378
Total liabilities and equity	$11,958,377	$11,923,644

SERVICE CORPORATION INTERNATIONAL
CONSOLIDATED STATEMENT OF CASH FLOWS

(In thousands)

	Three Months Ended March 31,
	2015	2014
Cash flows from operating activities:
Net income	$61,465	$41,391
Adjustments to reconcile net income to net cash provided by operating activities:
Income from discontinued operations, net of tax	—	(140)
Depreciation and amortization	34,041	36,020
Amortization of intangible assets	8,150	10,080
Amortization of cemetery property	11,632	11,339
Amortization of loan costs	2,422	1,844
Provision for doubtful accounts	2,690	2,155
(Benefit) provision for deferred income taxes	(6,624)	10,124
Losses on divestitures and impairment charges, net	1,779	2,812
Share-based compensation	4,023	3,130
Excess tax benefits from share-based awards	(5,511)	(6,744)
Change in assets and liabilities, net of effects from acquisitions and divestitures:
Increase in receivables	(2,894)	(4,227)
Decrease (increase) in other assets	5,894	(986)
Increase in payables and other liabilities	54,847	6,644
Effect of preneed funeral production and maturities:
Decrease in preneed funeral receivables, net and trust investments	13,760	14,279
Increase (decrease) in deferred preneed funeral revenue	6,729	(963)
Decrease in deferred preneed funeral receipts held in trust	(21,748)	(14,768)
Effect of cemetery production and deliveries:
(Increase) decrease in preneed cemetery receivables, net and trust investments	(7,252)	2,160
Increase in deferred preneed cemetery revenue	22,375	19,421
Increase (decrease) in deferred preneed cemetery receipts held in trust	2,994	(6,262)
Other	—	1,539
Net cash provided by operating activities from continuing operations	188,772	128,848
Net cash used in operating activities from discontinued operations	—	(961)
Net cash provided by operating activities	188,772	127,887
Cash flows from investing activities:
Capital expenditures	(28,298)	(24,917)
Acquisitions, net of cash acquired	(30,616)	(779)
Proceeds from divestitures and sales of property and equipment	3,901	2,694
Net withdrawals (deposits) of restricted funds and other	2,841	(12,225)
Net cash used in investing activities from continuing operations	(52,172)	(35,227)
Net cash used in investing activities from discontinued operations	—	(360)
Net cash used in investing activities	(52,172)	(35,587)
Cash flows from financing activities:
Proceeds from the issuance of long-term debt	15,000	110,000
Payments of debt	(15,071)	(7,579)
Early extinguishment of debt	—	(167,093)
Principal payments on capital leases	(7,380)	(7,231)
Proceeds from exercise of stock options	9,445	7,915
Excess tax benefit from share-based awards	5,511	6,744
Purchase of Company common stock	(73,180)	(1,053)
Payments of dividends	(20,461)	(17,080)
Purchase of noncontrolling interest	—	(15,000)
Bank overdrafts and other	(6,819)	3,762
Net cash used in financing activities	(92,955)	(86,615)
Net change in cash of discontinued operations	—	1,323
Effect of foreign currency on cash and cash equivalents	(3,851)	(1,931)
Net increase in cash and cash equivalents	39,794	5,077
Cash and cash equivalents at beginning of period	177,335	141,584
Cash and cash equivalents at end of period	$217,129	$146,661